EXHIBIT 21








                         Subsidiaries of the Registrant

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Subsidiary                                              State of Incorporation               Ownership
----------                                              ----------------------               ---------

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Magellan Petroleum Australia Limited                    Queensland,.Australia                  51.3%

The following subsidiaries are owned directly or indirectly by Magellan Petroleum Australia Limited:

Magellan Petroleum (N.T.) Pty. Ltd.                     Queensland, Australia                  100%
Paroo Petroleum Pty. Ltd.                               Queensland, Australia                  100%
Paroo Petroleum (Holdings), Inc.                        Delaware, U.S.A.                       100%
Paroo Petroleum (USA), Inc.                             Delaware, U.S.A.                       100%
Magellan Petroleum (W.A.) Pty. Ltd.                     Queensland, Australia                  100%
Magellan Petroleum (Belize) Limited                     Belize, C.A.                           100%
Magellan Petroleum (Eastern) Pty. Ltd.                  Queensland, Australia                  100%
Magellan Petroleum (Southern) Pty. Ltd.                 Queensland, Australia                  100%
Magellan Petroleum (NZ)Limited                          New Zealand                            100%
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